2nd AMENDMENT OF EXCLUSIVE LICENSE AGREEMENT

This 2ND Amendment Exclusive License Agreement (hereinafter called “Amendment”), to be effective as of the 20th day of NOVEMBER, 2006, is by and between Protea Biosciences, Inc., a Delaware corporation having its principal place of business at 955 Hartman Run Road #210, Morgantown, WV 26507, (hereinafter referred to as “LICENSEE”) and West Virginia University Research Corporation (hereinafter referred to as “LICENSOR”), a nonprofit West Virginia corporation having its principal place of business at Chestnut Ridge Research Building, 886 Chestnut Ridge Road, PO Box 6216, Morgantown, WV 26506-6216, acting for and on behalf of West Virginia University (“WVU”).

whereas, LICENSOR has developed or is developing and owns certain new technologies defined in the Appendix to the Exclusive License Agreement;

whereas, LICENSEE has an exclusive option on the “Subject Technology” (as defined in the Agreement) resulting from an Exclusive Option Agreement signed by the Parties on 12/21/05;

whereas, the Parties have signed an Exclusive License Agreement on the “Subject Technology” and have a desire to update the “Principal Investigator” by adding a researcher;

whereas, LICENSOR is willing to grant a new worldwide, exclusive license on the terms set forth herein to the “Subject Technology” to LICENSEE in this Agreement; and

whereas, LICENSEE desires to obtain said worldwide, exclusive, license to the Subject Technology by the newly assigned Principal Investigator;

NOW, therefore, witnesseth, that for and in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1.                The following name shall be added to Section 1.6 after the term “Principal Investigator”: Odille Myers or projects with Ms. Myers and David Lederman, Ph.D. as joint inventors as long as Ms. Myers salary is partially paid by LICENSEE.

2.                The “Principal Investigators” shall be amended as if the same had been originally set forth therein as follows.

1.6              The term “Principal Investigator” shall mean Daniel Flynn, Ph.D., John Barnett, Ph.D., Aaron Timperman, Ph.D., Barbara Ducatman, M.D., and Odille Myers or projects with Ms. Myers and David Lederman, Ph.D. as joint inventors as long as Ms. Myers salary is partially paid by LICENSEE.

3.               In all other respects the terms of the Agreement shall remain unchanged and shall continue in full force and effect.

in witness whereof, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

WEST VIRGINIA UNIVERSITY
RESEARCH CORPORATION, Licensor

		Sign:	/s/ Bruce Sparks

Dated:	11-30-06	Title:	Director of Technology Transfer

PROTEA BIOSCIENCES, INC.
Licensee

		Sign:	/s/ Stephen Turner

Dated:	11-30-06	Title:	CEO

APPENDIX II (SUBJECT TECHNOLOGY II)
FIELD OF INVENTION—AFAP
PRINCIPAL INVESTIGATOR Daniel Flynn, PhD.

1.      Disclosure # 230. AFAP Sequences.

2.      Disclosure # 327. AFAP encoded by an olymorphic gene.